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                                                                EXHIBIT 99.2


FOR IMMEDIATE RELEASE
HUDSON VALLEY HOLDING CORP.                      CONTACT:     JAMES J. LANDY
21 SCARSDALE ROAD                                             PRESIDENT & CEO
YONKERS, NY 10707                                             (914) 771-3230


                           HUDSON VALLEY HOLDING CORP.
                     APPOINTS MICHAEL P. MALONEY AS DIRECTOR

      Yonkers, N.Y., July 26, 2006 - William E. Griffin, Chairman of the Board of Hudson Valley Holding Corp., announced that effective July 25, 2006, Michael
P. Maloney was appointed to the Board of Directors of Hudson Valley Holding Corp. and Hudson Valley Bank. "We are pleased to have an individual with Mike's dedication, knowledge and banking expertise join us," Mr. Griffin said. "He will be an effective complement to our Board."

      Mike, a former practicing attorney, has been with Hudson Valley Bank in varying positions of increasing responsibility for more than 13 years. In October 2005, he was named Executive Vice President and Chief Banking Officer, a position he will retain. For the previous five years, Mike had been the Executive Vice President responsible for the Bank's Business & Professional Banking Division. He continues to oversee this Group, in addition to overseeing the Bank's overall marketing and distribution functions.

      Since starting at the Bank in 1993, Mike has also served as a Vice President and Relationship Manager; Vice President and Senior Credit Analyst; and Senior Vice President and Regional Manager in the Bronx.

      He previously worked as an attorney with Gainsburg & Hirsch, LLP in New York City.

      Mike is a graduate of Brooklyn Law School and earned a Bachelor of Science Degree in Finance and Economics from Manhattan College. He is active in many community organizations. He is currently a Director and Chairman of the Finance Committee for St. Patrick's Home for the Aged and Infirm in the Bronx; and a member of the Loan Committee of the Bronx Initiative Corporation. He is a former Director of the Richmond Children's Center and St. Cabrini Nursing Home.

      He resides in Baldwin Place, NY, with his wife and three children.

Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and NYNB Bank (NYNB). Hudson Valley Bank is a Westchester based bank with more than $2 billion in assets, serving the metropolitan area with 21 branches located in Westchester, the Bronx, Manhattan and Queens. HVB specializes in providing a full
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range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB Bank is a Bronx based bank with approximately $130 million in assets serving the local communities of the South Bronx, Upper Manhattan and Roosevelt Island with five branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.'s stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board. Additional information on Hudson Valley Bank and NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.

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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should" or "will" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry's actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, material adverse changes in the Company's operations or earnings, or a decline in the economy in the New York Metropolitan area. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.